UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K



                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):      June 16, 2000
                                                          -------------


                        SFC New Holdings, Inc.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)



State of Delaware                     33-383063              52-2173533
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(State or other jurisdiction     (Commission File No.)    (I.R.S. Employer
 of incorporation or organization)                        Identification No.)


       520 Lake Cook Road, Suite 550, Deerfield, IL          60015
       -------------------------------------------------------------
       (Address of principal executive offices)           (Zip Code)


  Registrant's telephone number, including area code      (847) 405-5300
                                                          --------------




ITEM 5.    OTHER EVENTS

Bondholder Agreement
--------------------

SFC New Holdings, Inc. and certain of its affiliates (collectively the "Company") recently entered into an agreement (the "Agreement") with the holders ("Holders") of a major portion of its 13 1/4% Senior Subordinated Notes, 13% Senior Secured Discount Debentures and 11% Senior Subordinated Discount Debentures in order to facilitate certain strategic options that the Company is currently exploring.

The Agreement does not require the Company to pursue any particular course of action but provides a methodology for the allocation of sale proceeds and other assets to its stakeholders in the event of a sale of the Company's remaining assets and the receipt of customary approvals.
The Agreement provides that under certain circumstances, Holders may not receive the full par value of their notes and that other stakeholders may receive less than full value. The Agreement is binding on current Holders who have signed the Agreement and subsequent transferees of those Holders' notes.

The Company believes that this Agreement will enhance its ability to pursue options that will maximize value for all of its stakeholders. A summary of the key provisions of the Agreement is contained in the attached Schedule A.

Holders of the 13 1/4% Senior Subordinated Notes, 13% Senior Secured Discount Debentures and 11% Senior Subordinated Discount Debentures who are not yet party to the Agreement but who are interested in further information concerning the Agreement may contact Sean Stack at the Company at (847) 405-5300.





Schedule A

           Key Provisions - Bondholder Agreement


The methodology used within the Agreement for the allocation of net sale proceeds and other assets ("Proceeds") to its stakeholders is, in order of priority, as follows:

1. Certain senior liabilities including, among other items, taxes, fees and expenses, management compensation and other administrative liabilities of the Company will be paid in full.

2. Remaining Proceeds will be allocated pro rata to the holders of the Company's 12 1/8% Senior Notes ("12 1/8% Holders"), 11 1/4% Senior Notes ("11 1/4% Holders"), 13 1/4%
  Senior Subordinated Notes ("13 1/4% Holders") and other unsecured creditors of the Company. 12 1/8% Holders, 11 1/4% Holders and other unsecured creditors of the Company (other than 13 1/4% Holders) will be paid their pro rata share up to par (plus accrued interest for bondholders). The funds allocated to the 13 1/4% Holders will be paid first to the 12 1/8% Holders and the 11 1/4% Holders until the 12 1/8% Holders and the 11 1/4% Holders have been paid in full up to par plus accrued interest, due to the contractual subordination of the 13 1/4% Holders to the 12 1/8% Holders and 11 1/4% Holders. Following the implementation of the contractual subordination of the 13 1/4% Holders, any remaining Proceeds will be paid to 13 1/4% Holders up to 100% of their accrued interest amount and then up to 85% of the principal amount of their issue.

3.   47.5% of any remaining Proceeds will be paid to 13 1/4%
  Holders and 52.5% of such Proceeds will be paid to the holders of the Company's 13% Senior Secured Discount
  Debentures ("13% Holders"), until the 13 1/4% Holders are paid in full. In addition, 13% Holders will receive the distribution of net proceeds from the potential future sale of the Company's specialty bread business.

4. Any remaining Proceeds will be paid to 13% Holders until the aggregate distribution to the 13% Holders is equal to the optional redemption price then in effect.

5. Any remaining Proceeds will be paid to the holders of the Company's 11% Senior Subordinated Discount Debentures ("11% Holders") until the aggregate distribution to the 11% Holders is equal to the accreted value of the 11% debentures. 11% Holders may also be entitled to receive additional amounts based upon certain asset sale performance criteria.

6. Any remaining Proceeds will be paid to the holders of the Specialty Foods Corporation bonds which remain outstanding after the June 11, 1999 exchange offer.

7.   Any remaining Proceeds will be paid to Specialty Foods
  Acquisition Corporation stockholders.








                         SIGNATURES

   Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    SFC NEW HOLDINGS, INC
                    ---------------------
                        (Registrant)



Date:    June  16, 2000                 By:  /s/  Robert  L. Fishbune
                                             ------------------------
                                             Robert L. Fishbune
                                             Vice  President  and
                                             Chief Financial Officer